UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       on
                                   FORM 8- K/A




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 23, 2004


                                    XOMA LTD.
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             (Exact name of registrant as specified in its charter)


                                     BERMUDA
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                 (State or other jurisdiction of incorporation)


              0-14710                                 52-2154066
     (Commission File Number)             (IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California                            94710
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(Address of principal executive offices)                          (Zip code)

Registrant's telephone number, including area code             (510) 204-7200



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          (Former name or former address, if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement

     As announced on September 23, 2004, XOMA Ltd. and Aphton Corporation have entered into a collaborative agreement, dated as of September 23, 2004, for the treatment of gastrointestinal and other gastrin-sensitive cancers using anti-gastrin monoclonal antibodies. Under the terms of the agreement, Aphton and XOMA will share all development expenses and all commercialization profits and losses for all product candidates on a 70/30 basis, respectively. XOMA will have worldwide manufacturing rights for these products and the ability to share up to 30% in the commercialization efforts in the U.S. in accordance with the terms of the agreement. Aphton will share commercialization rights in the U.S. and will have exclusive rights to commercialize all products outside the U.S.

     A copy of the collaboration agreement is attached hereto as Exhibit 2 and is incorporated herein by reference.

Item 9.01.  Exhibits

1.   Press Release dated September 23, 2004.*

2. Collaboration Agreement, dated as of September 23, 2004, by and between Aphton Corporation and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission).

___________________

*    Previously filed.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 26, 2004            XOMA LTD.




                                    By:  /s/  Christopher J. Margolin
                                         -----------------------------------
                                         Christopher J. Margolin
                                         Vice President, General
                                         Counsel and Secretary

                                  EXHIBIT INDEX


Number   Description
------   -----------

1.   Press Release dated September 23, 2004. *

2. Collaboration Agreement, dated as of September 23, 2004, by and between Aphton Corporation and XOMA (US) LLC (with certain confidential information omitted, which omitted information is the subject of a confidential treatment request and has been filed separately with the Securities and Exchange Commission).

___________________

*    Previously filed.